EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-02033, 2-96616, 33-677, 2-77778, 2-83297, 2-
81753, 33-17875, 33-19911, 33-25396, 33-25674) and  on Form S-3 (Nos.  333-2069,
33-45213, 33-59663) of Ralston Purina Company and the Prospectuses thereto, of our report dated November 1, 1996 appearing on page 27 of the Ralston Purina Company 1996 Annual Report to Shareholders which is incorporated by reference in this Annual Report on Form 10-K.




PRICE WATERHOUSE LLP

St. Louis, Missouri
December 13, 1996